As filed with the Securities and Exchange Commission on August 5, 1998
                                                      Registration No. 333-_____
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   ----------

                            REGISTRATION STATEMENT ON
                                    FORM S-8
                        UNDER THE SECURITIES ACT OF 1933

                                   ----------

                      FIRST ROBINSON FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

          Delaware
(State or other jurisdiction of                        36-4145294
 incorporation or organization)          (I.R.S. Employer Identification No.)

         501 East Main Street, Robinson, Illinois               62454
         (Address of principal executive offices)            (Zip Code)

                      FIRST ROBINSON FINANCIAL CORPORATION
                      1998 STOCK OPTION AND INCENTIVE PLAN
                            (Full title of the plan)

                            Jeffrey M. Werthan, P.C.
                                Gary A. Lax, P.C.
                              Matt A. Mullins, Esq.
                         Silver, Freedman & Taff, L.L.P.
      (a limited liability partnership including professional corporations)
                              7th Floor, East Tower
                            1100 New York Avenue, NW
                              Washington, DC 20005
                     (Name and address of agent for service)

                                 (202) 414-6100
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                        Proposed maximum       Proposed maximum
               Title of securities                    Amount to be       offering price           aggregate             Amount of
                to be registered                     registered(1)         per share            offering price      registration fee
                ----------------                     -------------         ---------            --------------      ----------------
Common Stock, par value $.01 per share             103,155 shares(1)     $ 17.1875(2)        $1,772,976.50(2)         $524.00(2)
Interests in First Robinson Financial Corporation
1998 Stock Option and Incentive Plan                     N/A(3)              N/A(3)                N/A(3)               N/A(3)
====================================================================================================================================

----------
(1) Estimated maximum aggregate number of shares of First Robinson Financial Corporation common stock purchased and purchasable with employer and employee contributions under the Plan during the next two years.

(2) Estimated, pursuant to Rule 457(h), solely for the purpose of calculating the registration fee, at $17.1875 per share, which was the average of the closing bid and asked prices of the common stock of First Robinson Financial Corporation on August 4, 1998 as reported on the OTC Electronic Bulletin Board System.

(3) Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. In accordance with Rule 457(h)(2), no separate fee calculation is made for plan interests.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the First Robinson Financial Corporation 1998 Stock Option and Incentive Plan (the "Plan") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

     Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3. Incorporation of Certain Documents by Reference.

     The following documents  previously or concurrently filed by First Robinson
Financial   Corporation   (the   "Company")   with  the  Commission  are  hereby
incorporated by reference in this Registration Statement:

(a) The Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1998 (File No. 0-29276) filed pursuant to the Securities and Exchange Act of 1934, as amended (the "Exchange Act");

(b) all other reports filed pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by audited financial statements contained in the prospectus referred to in Item 3(a) above; and

(c) the description of the common stock, par value $.01 per share, of the Registrant contained in the Registrant's Registration Statement on Form S-1 (File No. 333-23625) filed with the Commission on March 19, 1997 and all amendments thereto or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration
Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

     The Company shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to the Secretary, First Robinson Financial Corporation, 501 East Main Street, Robinson, Illinois 62454, telephone number (618) 544-8621.

     All information appearing in this Registration Statement and the Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4. Description of Securities.

     Not Applicable.

Item 5. Interests of Named Experts and Counsel.

     Not Applicable.

Item 6. Indemnification of Directors and Officers.

     The Certificate of Incorporation of the Holding Company provides that a director or officer of the Holding Company shall be indemnified by the Holding Company to the fullest extent authorized by the Delaware General Corporation Law against all expenses, liability and loss reasonably incurred or suffered by such person in connection with his activities as a director or officer or as a director or officer of another company, if the director or officer held such position at the request of the Holding Company. Delaware law requires that such director, officer, employee or agent, in order to be indemnified, must have acted in good faith and in a manner reasonably believed to be not opposed to the best interests of the Holding Company and, with respect to any criminal action or proceeding, either had reasonable cause to believe such conduct was lawful or did not have reasonable cause to believe his conduct was unlawful.

     The Certificate of Incorporation and Delaware law also provide that the indemnification provisions of such Certificate and the statute are not exclusive of any other right which a person seeking indemnification may have or later acquire under any statute, provision of the Certificate of Incorporation, Bylaws of the Holding Company, agreement, vote of stockholders or disinterested directors or otherwise.

     These provisions may have the effect of deterring shareholder derivative actions, since the Holding Company may ultimately be responsible for expenses for both parties to the action. A similar effect would not be expected for third-party claims.

     In addition, the Certificate of Incorporation and Delaware law also provide that the Holding Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Holding Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Holding Company has the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law. The Holding Company intends to obtain such insurance.

Item 7. Exemption from Registration Claimed.

     Not Applicable.

Item 8. Exhibits.

                                                                                             Reference to Prior
   Regulation S-K                                                                                Filing or
      Exhibit                                                                                  Exhibit Number
       Number                                     Document                                   Attached Hereto
------------------  ---------------------------------------------------------------------  --------------------
        4           Instruments Defining the Rights of Security
                    Holders, Including Indentures:

                            Certificate of Incorporation of First Robinson
                            Financial Corporation.........................................           *

                            Bylaws of First Robinson Financial Corporation................           *

                            Form of Stock Certificate of First Robinson
                            Financial Corporation.........................................           *

                            First Robinson Financial Corporation
                            1998 Stock Option and Incentive Plan..........................  Attached as Exhibit
                                                                                                    4.1
                            First Robinson Financial Corporation 1998 Stock
                            Option and Incentive Plan Non-Qualified Stock Option
                            Agreement and Incentive Stock Option
                            Agreement....................................................   Attached as Exhibit
                                                                                                    4.2

          5         Opinion of Silver, Freedman & Taff, L.L.P.............................  Attached as Exhibit 5

         15         Letter on unaudited interim financial
                    information...........................................................     Not Applicable

         23         Consents of Experts and Counsel:
                            Consent of Larsson, Woodyard & Henson, LLP
                            certified public accountants..................................  Attached as Exhibit
                                                                                                    23.1

                            Consent of Silver, Freedman & Taff, L.L.P.....................  Attached as Exhibit
                                                                                                    23.2
         24         Power of Attorney.....................................................      Contained on
                                                                                               Signature Page

         26         Invitations for Competitive Bids......................................     Not Applicable

         99         Additional Exhibits...................................................     Not Applicable

----------
* Filed as exhibits to the Registrant's Registration Statement on Form S-1 (File No. 333-23625 ) filed with the Commission on March 19, 1997 and all amendments thereto or reports filed for the purpose of updating such description. All of such previously filed documents are hereby incorporated herein by reference in accordance with Item 601 of Regulation S-K.

     The Company hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

Item 9. Undertakings.

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act and each filing of the employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Robinson, State of Illinois, on August 5, 1998.

                             FIRST ROBINSON FINANCIAL CORPORATION




                             By:   /s/ Rick L. Catt
                                   ---------------------------------
                                   Rick L. Catt, Director, President
                                   and Chief Executive Officer
                                  (Duly Authorized Representative)

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rick L. Catt, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming said attorney-in-fact and agent or his substitutes or substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the date as indicated.




/s/ Rick L. Catt                                   /s/ Scott F. Pulliam
------------------------------------------         -----------------------------
Rick L. Catt, Director, President                  Scott F. Pulliam,
and Chief Executive Officer                        Chairman of the Board
(Principal Executive and Operating Officer)

Date: August 5, 1998                               Date: August 5, 1998

/s/ James D. Goodwine                              /s/ Donald K. Inboden
---------------------                              ---------------------
James D. Goodwine, Director                        Donald K. Inboden, Director

Date: August 5, 1998                               Date: August 5, 1998




/s/ Clell T. Keller                                /s/ William K. Thomas
-------------------                                ---------------------
Clell T. Keller, Director                          William K. Thomas, Director

Date: August 5, 1998                               Date: August 5, 1998

================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                 ---------------



                                    EXHIBITS


                                       TO


                                    FORM S-8


                             REGISTRATION STATEMENT


                                      UNDER


                           THE SECURITIES ACT OF 1933




                                 ---------------



                      FIRST ROBINSON FINANCIAL CORPORATION


================================================================================

                                  EXHIBIT INDEX

                                                                                      Reference to Prior Filing or
                                                                                      Page Number in Sequentially
    Exhibit                                                                              Numbered Registration
     Number                                                                                    Statement
--------------    ------------------------------------------------------------        ---------------------------

       4          Instruments Defining the Rights of Security Holders,
                  Including Indentures:

                      Certificate of Incorporation of First Robinson Financial                     *
                      Corporation

                      Bylaws of First Robinson Financial Corporation                               *

                      Form of Stock Certificate of First Robinson Financial                        *
                      Corporation

                      First Robinson Financial Corporation                                    Exhibit 4.1
                      1998 Stock Option and Incentive Plan

                      First Robinson Financial Corporation 1998 Stock Option                  Exhibit 4.2
                      and Incentive Plan Non-Qualified Stock Option
                      Agreement and Incentive Stock Option Agreement

       5          Opinion of Silver, Freedman & Taff, L.L.P.                                   Exhibit 5

      23.1        Consent of Larsson, Woodyard & Henson, LLP                                  Exhibit 23.1

      23.2        Consent of Silver, Freedman & Taff, L.L.P.                                  Exhibit 23.2

       24         Power of Attorney                                                   Contained on signature page.

----------
* Filed as exhibits to the Registrant's Registration Statement on Form S-1 (File No. 333-23625) filed with the Commission on March 19, 1997 and all amendments thereto or reports filed for the purpose of updating such description. All of such previously filed documents are hereby incorporated herein by reference in accordance with Item 601 of Regulation S-K.